                                                                   Exhibit 99.1



                         FUTURETRAK INTERNATIONAL, INC.
                             Pompano Beach, Florida

                                  AUDIT REPORT

                           DECEMBER 31, 1997 AND 1996

                                    CONTENTS

Independent Auditors' Report ..................................................................    1
Balance Sheet at December 31, 1997 and 1996 ...................................................  2-3

Statement of Operations for the Years Ended December 31, 1997 and 1996 ........................    4

Statement of Stockholders' Equity From Inception (January 24, 1996)
     Through December 31, 1997 ................................................................    5

Statement of Cash Flows for the Years Ended December 31, 1997 and 1996 ........................  6-7

Notes to the Financial Statements ............................................................. 8-13

All schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
FutureTrak International, Inc.
Pompano Beach, Florida 33064

We have audited the accompanying balance sheet of FutureTrak International, Inc. (the Company), as of December 31, 1997 and 1996 and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit of the financial statements provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly the financial position of FutureTrak International, Inc. as of December 31, 1997 and 1996, in conformity with generally accepted accounting principles.

Clancy and Co., P.L.L.C.
Phoenix, Arizona
April 24, 1998

                         FUTURETRAK INTERNATIONAL, INC.
                                  BALANCE SHEET
                           DECEMBER 31, 1997 AND 1996

                                     ASSETS

                                                             1997          1996
                                                             ----          ----
Current Assets
   Cash                                                    $181,966     $  9,943
   Accounts Receivable                                       50,301       31,063
   Note Receivable, Stockholders (Note 3)                   100,000            0
   Notes Receivable, Officers (Note 3)                            0       20,365
   Inventory (Note 4)                                       229,645       43,753
                                                           --------     --------
Total Current Assets                                        561,912      105,124

Property and Equipment, Net (Note 5)                         90,365       11,565

Other Assets
   Prepaid Expenses                                          20,130            0
   Deposits                                                     875            0
                                                           --------     --------
Total Other Assets                                           21,005            0
                                                           --------     --------

Total Assets                                               $673,282     $116,689
                                                           --------     --------
                                                           --------     --------

   The accompanying notes are an integral part of these financial statements.

                         FUTURETRAK INTERNATIONAL, INC.
                                  BALANCE SHEET
                           DECEMBER 31, 1997 AND 1996

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                        1997           1996
                                                                        ----           ----
Current Liabilities
   Notes Payable, Line of Credit (Note 6)                          $   221,036    $   221,921
   Accounts Payable                                                     42,207         52,877
   Accrued Expenses                                                      1,957              0
   Capital Lease Obligation, Current Portion (Note 7)                   10,449          8,182
                                                                   -----------    -----------
Total Current Liabilities                                              275,649        282,980

Long Term Liabilities
   Capital Lease Obligation, Noncurrent Portion (Note 7)                 8,490         14,575
   Notes Payable, Stockholders (Note 3)                                 77,358         76,443
   Advances from Parent Company (Note 3)                               429,851              0
                                                                   -----------    -----------
Total Long Term Liabilities                                            515,699         91,018
                                                                   -----------    -----------

Total Liabilities                                                      791,348        373,998

Stockholders' Equity
   Preferred Stock $.001 Par Value, Authorized 5,000,000 Shares;
   Issued and Outstanding, None, at December 31, 1997 and 1996               0              0
Common Stock $.001 Par Value, Authorized 50,000,000 Shares;
   Issued and Outstanding, 11,030,000 and 1,000 Shares at
   December 31, 1997 and 1996                                           11,030            500
   Additional Paid In Capital                                          978,970          9,500
   Accumulated Deficit                                              (1,108,066)      (267,309)
                                                                   -----------    -----------
Total Stockholders' Equity                                            (118,066)      (257,309)
                                                                   -----------    -----------

Total Liabilities and Stockholders' Equity                         $   673,282    $   116,689
                                                                   -----------    -----------
                                                                   -----------    -----------

   The accompanying notes are an integral part of these financial statements.

                         FUTURETRAK INTERNATIONAL, INC.
                             STATEMENT OF OPERATIONS
                  FOR THE YEAR ENDED DECEMBER 31, 1997 AND 1996

                                                          1997           1996
                                                          ----           ----
Sales                                               $   374,607     $   215,828

Cost and Expenses                                     1,150,814         472,278
                                                    -----------     -----------

Net Loss                                               (776,207)       (256,450)

Other Income (Expense)
  Interest Income                                         2,661               0
  Interest Expense                                      (67,211)        (10,859)
                                                    -----------     -----------
Total Other Income (Expense)                            (64,550)         10,859
                                                    -----------     -----------

Net Loss Available to Common Shareholders           $  (840,757)    $  (267,309)
                                                    -----------     -----------
                                                    -----------     -----------
Net Loss Per Weighted Share of Common Stock         $      (.12)           (267)
                                                    -----------     -----------
                                                    -----------     -----------
Weighted Average Number of Common Shares and
Common Share Equivalents Outstanding                  7,086,167           1,000
                                                    -----------     -----------
                                                    -----------     -----------

   The accompanying notes are an integral part of these financial statements.

                         FUTURETRAK INTERNATIONAL, INC.
                        STATEMENT OF STOCKHOLDERS' EQUITY
                FOR THE PERIOD FROM INCEPTION (JANUARY 24, 1996)
                            THROUGH DECEMBER 31, 1997

                                                             Additional
                                       Common Stock            Paid In      Accumulated
                                   Shares        Amount        Capital        Deficit         Total
                                   ------        ------        -------        -------         -----
Issuance of $.50 Par Value
  Common Stock For Cash
  On January 24, 1996                1,000   $       500    $     9,500    $              $    10,000
Net Loss, December 31, 1996                                                   (267,309)      (267,309)
                               -----------   -----------    -----------    -----------    -----------
Balance, December 31, 1996           1,000           500          9,500       (267,309)      (257,309)
On August 14, 1997, Forward
  Split at 10,000:1                999,000           999           (999)                            0
On August 14, 1997,
  Adjustment in Par Value
  From $.50 to $.001                                (499)           499                             0
On August 14, 1997,
  Issuance of Common Stock
  in Exchange for Financing
  in Accordance with May 5,
  1997 Agreement                 9,000,000         9,000         (9,000)                            0
Offering Costs                                                  (50,000)                      (50,000)
Issuance of Common Stock
  for Cash for Completion of
  Offering Memorandum
  Dated August 25, 1997          1,000,000         1,000        999,000                     1,000,000
Offering Costs In Connection
  With Completed Offering
  Memorandum Dated
  August 25, 1997                                              (100,000)                     (100,000)
Notes Payable Converted to
  Additional Paid in Capital
  During 1997                                                   100,000                       100,000
December 19, 1997, Issuance
  of Common Stock For
  Services Performed During
  1997                              30,000            30         29,970                        30,000
Net Loss, December 31, 1997              0             0              0       (840,757)      (840,757)
                               -----------   -----------    -----------    -----------    -----------
Balance, December 31, 1997      11,030,000   $    11,030    $   978,970    $(1,108,066)   $  (118,066)
                               -----------   -----------    -----------    -----------    -----------
                               -----------   -----------    -----------    -----------    -----------

   The accompanying notes are an integral part of these financial statements.

                         FUTURETRAK INTERNATIONAL, INC.
                             STATEMENT OF CASH FLOWS
                  FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                 1997          1996
                                                                 ----          ----
Cash Flows From Operating Activities
   Net Loss                                                $  (840,757)   $  (267,309)

Adjustments to Reconcile Net Loss to Net Cash Used In
   Operating Activities
Depreciation                                                    14,331          4,707
Common Stock Issued for Services                                30,000              0
Changes in Assets and Liabilities
   (Increase) Decrease in Accounts Receivable                  (19,238)       (31,063)
   (Increase) Decrease in Inventory                           (185,892)       (43,753)
   (Increase) Decrease in Prepaid Expenses                     (20,130)             0
   (Increase) Decrease in Security Deposits                       (875)             0
   Increase (Decrease) in Accounts Payable                     (10,670)        52,877
   Increase (Decrease) in Accrued Expenses                       1,957              0
                                                           -----------    -----------
   Total Adjustments                                          (190,517)       (17,232)
                                                           -----------    -----------
Net Cash Used In Operating Activities                       (1,031,274)      (284,541)

Cash Flows From Investing Activities
   Property and Equipment Purchases                            (93,131)       (16,272)
                                                           -----------    -----------
Net Cash Flows Used In Investing Activities                    (93,131)       (16,272)

Cash Flows from Financing Activities
  Proceeds from Sale of Common Stock                         1,000,000         10,000
  Offering Costs                                              (150,000)             0
  Net Borrowings (Repayments) on Line of Credit                   (885)       221,921
  Net Borrowings (Repayments) on Capital Lease Obligation       (3,818)        22,757
  Net Loan Proceeds(Repayments) to Shareholders                121,280         76,443
  Advances from Parent Company                                 429,851              0
  Advances (Repayments) to Shareholders                       (100,000)       (20,365)
                                                           -----------    -----------
Net Cash Provided by Financing Activities                    1,296,428        310,756
                                                           -----------    -----------
Increase (Decrease) in Cash and Cash Equivalents               712,023          9,943

   The accompanying notes are an integral part of these financial statements.

                         FUTURETRAK INTERNATIONAL, INC.
                             STATEMENT OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                              1997         1996
                                                              ----         ----
Cash and Cash Equivalents, Beginning of Year               $  9,943            0
                                                           --------     --------
Cash and Cash Equivalents, End of Year                     $181,966        9,943
                                                           --------     --------
                                                           --------     --------
Supplemental Information:
Cash paid for:
   Interest                                                $ 42,996       10,859
                                                           --------     --------
                                                           --------     --------
   Income taxes                                            $      0            0
                                                           --------     --------
                                                           --------     --------
Supplement Information of Noncash Transactions:
Common Stock Issued for Services                           $ 30,000            0
                                                           --------     --------
                                                           --------     --------
Note Payable, Stockholder Converted to Additional
Paid In Capital                                            $100,000            0
                                                           --------     --------
                                                           --------     --------

   The accompanying notes are an integral part of these financial statements.

                         FUTURETRAK INTERNATIONAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                            DECEMBER 31, 1997 AND 1996

NOTE I -- ORGANIZATION

      FutureTrak International, Inc. (the Company) was incorporated under the laws of the State of Florida on January 24, 1996, under the name FutureVision, Incorporated with an authorized capital of 1,000 shares of common stock with a par value of $0.50 per share. On June 16, 1997, the Company amended its articles of incorporation and changed its name to FutureTrak International, Inc. The amendment was filed on August 1, 1997. The Company is engaged in assembling, distributing, marketing, selling and promoting satellite communications equipment. On June 19, 1997, the Company acquired rights to market, promote and distribute a new and revolutionary Digital Broadcast Satellite receiver for the marine and mobile markets.

      The marine marketing rights are exclusive and cover the US and Canada and essentially the balance of the Western Hemisphere. The mobile marketing rights cover the same geographical area with exclusivity implementation on a phase-in basis. The new technology is one which allows the antenna to oscillate and "lock-on" to selected satellites more effectively. Management of the Company is of the opinion that the market for this product is very large due to the new technology.

      On January 24, 1996, the Company issued 1,000 shares of common stock with a par value of $0.50 per share, or $10,000.

      On May 5, 1997, 90% of the outstanding common shares of the Company was purchased from existing shareholders by World Vision Entertainment, Inc., Altamonte Springs, Florida.

      On August 14, 1997, the Company amended its Articles of Incorporation authorizing an increase in the issuance of the following shares of capital stock as follows: COMMON STOCK - The aggregate number of shares of common stock is increased from one thousand (1,000) shares to fifty million (50,000,000) shares with a par value of $.001 per share. PREFERRED STOCK - The aggregate number of shares of preferred stock is five million (5,000,000) shares with a par value of $.001 per share.

      On August 14, 1997, each share of common stock currently outstanding was split into ten thousand (10,000) shares of common stock, or an increase of nine hundred and ninety nine thousand (999,000) shares. Par value per share was adjusted from $.50 to $.001 as a result of the forward split.

      On August 14, 1997, the Company issued common stock in exchange for financing, or nine million (9,000,000) shares in accordance with agreement dated May 5, 1997. Offering costs associated with the financing totaled $50,000.

   The accompanying notes are an integral part of these financial statements.

                         FUTURETRAK INTERNATIONAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996

NOTE I - ORGANIZATION (CONTINUED)

      Through December 31, 1997, the Company issued one million (1,000,000) shares of common stock for cash in completion of an offering memorandum dated August 25, 1997, at $1.00 per share, or $1,000,000, less offering costs of $100,000, or a net of $900,000.

      During 1997, Notes Payable, Stockholder for $ 100,000 was converted to additional paid in capital.

      On December 19, 1997, the Company issued thirty thousand (30,000) shares of common stock for services performed at $1.00 per share, or $30,000.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

      A. ACCOUNTING METHOD

      The Company's financial statements are prepared using the accrual method of accounting.

      B. CASH AND CASH EQUIVALENTS

      The Company considers all highly liquid debt instruments with a maturity of three months or less to be cash and cash equivalents.

      C. INVENTORIES

      Inventories are stated at the lower of cost or market, using the first-in, first out method.

      D. DEPRECIATION

      The cost of property, plant and equipment is depreciated over the useful lives of the related assets. Depreciation is computed using the straight-line method over the estimated useful lives of assets.

      Estimated lives of assets are as follows:

            Computer Equipment               3 to 5 years
            Office Equipment                 5 years
            Furniture and Fixtures           7 years

      E. REVENUE RECOGNITION

      Revenues are primarily recognized as products are shipped and services are rendered.

   The accompanying notes are an integral part of these financial statements.

                         FUTURETRAK INTERNATIONAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      F. USE OF ESTIMATES

      Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results may vary from the estimates that were assumed in preparing the financial statements.

      G. FINANCIAL STATEMENT PRESENTATION

      For comparison purposes, certain classifications may have changed in the financial statement presentation.

      H. PENDING ACCOUNTING PRONOUNCEMENTS

      It is anticipated that current pending accounting pronouncements will not have an adverse impact on the financial statements of the Company.

      I. INCOME OR LOSS PER SHARE

      The computations of income or loss per share of common stock are based on the weighted average number of shares outstanding at the date of the financial statements.

      J. INCOME TAXES

      The Company has available at December 31, 1997 and 1996, net operating losses of approximately $840,757 and $267,309, which may be applied against future taxable income. The net loss is available through the year 2012 and 2011, respectively. The Company is an 81.6% owned subsidiary of World Vision Entertainment, Inc., and will file a consolidated United States Corporate Income Tax Return, and where applicable, a state income tax return with its parent. A deferred tax asset in the amount of $327,938, which would be recognized in accordance with the provisions of FASB 109 was reduced by a valuation allowance equal to the deferred tax asset of $327,938.

NOTE 3 - TRANSACTIONS WITH RELATED PARTIES

      Notes Receivable, Stockholders at December 31, 1997, represents principal in the original amount of $100,000, dated August 26, 1997, advanced to a stockholder. The note is classified as current because the principal is due within one year, August 26, 1998, and bears no interest.

   The accompanying notes are an integral part of these financial statements.

                         FUTURETRAK INTERNATIONAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996

NOTE 3 - TRANSACTIONS WITH RELATED PARTIES (CONTINUED)

      Notes Receivable, Officers at December 31, 1996, represents loans to a former officer of the Company, Larry Wald, in the amount of $20,365

      Notes Payable, Stockholders at December 31, 1997 and 1996 totaling $77,358 and $76,443 consists of various loans made to the Company from existing stockholders, with no due date and zero interest rate.

      The majority shareholder of the Company, World Vision Entertainment, Inc., has advanced to the Company, $429,851 at December 31, 1997.

NOTE 4 - INVENTORIES

      Inventories consist of the following at December 31:

                                        1997           1996
                                        ----           ----

       Raw Materials                 $129,866         $24,502
       Finished Goods                  99,779          19,211
                                     --------         -------
       Total                         $229,645         $43,753
                                     --------         -------
                                     --------         -------

NOTE 5 - PROPERTY AND EQUIPMENT, NET

      Property and Equipment consist of the following at December 31:

                                          1997              1996
                                          ----              ----

Office and Computer Equipment          $  23,992         $  19,950
Furniture and Fixtures                     1,117                 0
Show Displays and Equipment               81,880
Leasehold Improvements                     2,415                 0
                                       ---------         ---------
Total                                    109,404            19,950
Less Accumulated Depreciation            (19,039)           (4,707)
                                       ---------         ---------
Net Book Value                         $  90,365            11,565
                                       ---------         ---------
                                       ---------         ---------

NOTE 6 - NOTES PAYABLE, LINE OF CREDIT

      The following is a summary of Notes Payable at December 31, 1997 and 1996:

   The accompanying notes are an integral part of these financial statements.

                         FUTURETRAK INTERNATIONAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996

NOTE 6 - NOTES PAYABLE, LINE OF CREDIT (CONTINUED)

                                                               1997        1996
                                                               ----        ----

      Line of credit, Barnett Bank of Broward County,
      NA, dated August 2, 1996, in the original amount
      of $25,000, with interest payable monthly at the
      rate of 2.5% over the bank's rate, secured by all
      inventory, chattel paper, accounts, equipment and
      general intangibles. This note is due on demand.       $ 24,985   $ 25,000

      Line of credit, First Capital Services, Inc.,
      Boca Raton, Florida, dated September 11, 1996,
      with interest payable monthly at the rate of 19%
      per annum, secured by inventory, and due on
      demand.                                                 196,051    196,921
                                                             --------   --------

      Total                                                  $221,036   $221,921
                                                             --------   --------
                                                             --------   --------

NOTE 7 - COMMITMENTS

      Capital Leases - The Company leases certain office and computer equipment which are included in Property and Equipment, under a capital lease in the original amount of $24,993, with monthly payments of $859, including interest at 14.38% per annum for thirty six (36) months. The lease is secured by the office and computer equipment.

      Future maturities of the present value of net minimum capital lease payments are as follows for the year ending December 31:

      1998                                                               $15,461
      1999                                                                 7,730
                                                                         -------
      Total Minimum Lease Payments                                        23,191
      Less: Amount Representing Interest                                   4,252
                                                                         -------
      Present Value of Net Minimum Capital Lease Payments                 18,939
      Less: Current Portion                                               10,449
                                                                         -------
      Capital Lease Obligation, Noncurrent                               $ 8,490
                                                                         -------
                                                                         -------

      Operating Leases - The Company occupies 2,300 square feet of office and warehouse space in Pompano Beach, Florida under a noncancellable lease which expires in January, 2000. Lease expense for the years ended December 31, 1997 and 1996, was $29,028 and $5,072, respectively.

      The Company's future minimum operating lease commitments are as follows at December 31:

   The accompanying notes are an integral part of these financial statements.

                         FUTURETRAK INTERNATIONAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996

NOTE 7 - COMMITMENTS (CONTINUED)

               Year Ended                Amount
               ----------                ------
                  1998                  $27,487
                  1999                   27,487
                  2000                    3,324
                                        -------
                  Total                 $58,298
                                        -------
                                        -------

      Consulting Fees - On January 15, 1997, the Company entered into an agreement with First Consolidated Financial Corporation for consulting services in financial matters and dealings on behalf of the Company. The Company has agreed to pay $3,000 per month beginning February 1, 1997, $4,000 per month beginning February 1, 1998, and $5,000 per month beginning February 1, 1999, for each of the next twelve months. Future minimum commitments at December 31 are as follows:

                  1998                  $47,000
                  1999                  $59,000

      The agreement is for a period of three years and shall be automatically renewed for a similar term unless either party delivers to the other party thirty (30) days notice prior to the termination date.

NOTE 8 - SUBSEQUENT EVENTS, (UNAUDITED)

      During July 1998, of the 81.60 % interest or 9,000,000 shares held by World Vision Entertainment, Inc., 63.47% interest or 7,000,000 shares have been sold to private stockholders.

   The accompanying notes are an integral part of these financial statements.

                            FINANCIAL STATEMENTS AND
                         REPORT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS

                         FUTURETRAK INTERNATIONAL, INC.

                           December 31, 1998 and 1997

                                    CONTENTS

                                                                            Page
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS ........................    1

FINANCIAL STATEMENTS

       BALANCE SHEETS .....................................................    2

       STATEMENTS OF OPERATIONS ...........................................    3

       STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT) ........................    4

       STATEMENTS OF CASH FLOWS ...........................................  5-6

       NOTES TO FINANCIAL STATEMENTS ...................................... 7-14

                         [LETTERHEAD OF GRANT THORNTON]

                              REPORT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders
Futuretrak International, Inc.

We have audited the accompanying balance sheet of Futuretrak International, Inc. (the "Company"), as of December 31, 1998, and the related statements of operations, shareholders' equity and cash flows for the year then ended. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of Futuretrak International, Inc. as of and for the year ended December 31, 1997, were audited by other auditors whose report dated April 24, 1998, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Futuretrak International, Inc. as of December 31, 1998 and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company incurred a net loss of $1,904,362 for the year ended December 31, 1998, and as of this date, the company's liabilities exceed its assets by $1,073,800. These factors raise substantial doubt about the Company' ability to continue as a going concern. Managements' plans in regard to these matters are also described in Note B. The financial statements do not include any adjustments that might result from the outcome from this uncertainty.

Weston, Florida
February 26, 1999 (except for Note L, as to which the date is July 13, 1999)

                         Futuretrak International, Inc.
                                 BALANCE SHEETS
                                  December 31,

                                     ASSETS

                                                                       1998           1997
                                                                       ----           ----
Current assets
       Cash                                                       $    25,574    $   181,966
       Trade accounts receivable, net of allowance for
         doubtful accounts of $19,162 and $-0- in 1998
         and 1997, respectively                                        26,827         50,301
       Inventory                                                       61,466        229,645
       Prepaid expenses and other current assets                        6,423             --
                                                                  -----------    -----------
            Total current assets                                      179,042        461,912
       Property and equipment, net                                     77,163         90,365
       Other assets                                                     2,492         20,891
       Notes receivable                                                 9,645        100,000
                                                                  -----------    -----------
            Total assets                                          $   209,590    $   673,168

                 LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities
       Accounts payable                                           $   295,865    $    42,207
       Accrued payroll - officers                                     261,132             --
       Due to officers                                                140,100             --
       Notes payable, current portion                                 105,424        221,036
       Accrued expenses                                                23,293          1,957
       Lease obligation                                                    --         10,449
                                                                  -----------    -----------
            Total current liabilities                                 825,814        275,649

Commitments

Long-term liabilities
       Capital lease obligation                                            --          8,490
       Notes payable, net of current portion                          457,576         77,358
       Advances from former Parent Company                                 --        429,851
                                                                  -----------    -----------
            Total liabilities                                       1,283,390        791,348
                                                                  -----------    -----------

Shareholders' equity (deficit)
       Preferred stock, $.001 par value, 5,000,000 shares
         authorized none issued
       Common stock, $.001 par value, 50,000,000 shares
         authorized, 12,156,798 and 11,030,000 shares issued
         and outstanding in 1998 and 1997, respectively                12,157         11,030
       Additional paid in capital                                   1,926,585        978,970
       Accumulated deficit                                         (3,012,542)    (1,108,180)
                                                                  -----------    -----------
            Total shareholders' equity (deficit)                   (1,073,800)      (118,180)
                                                                  -----------    -----------
            Total liabilities and shareholders' equity            $   209,590    $   673,168

        The accompanying notes are an integral part of these statements.

                          Futuretrak International, Inc

                            STATEMENTS OF OPERATIONS

                        For the Years Ended December 31,

                                                       1998            1997
                                                       ----            ----
Sales                                              $    442,349    $    374,607
Cost of goods sold                                      463,416         277,027
                                                   ------------    ------------

          Gross margin                                  (21,067)         97,580

Selling, general and administrative expenses          1,795,588         902,934
                                                   ------------    ------------

     Operating loss                                  (1,816,655)       (805,354)

Other income (expense)
     Other income                                         1,227           2,661
     Interest expense                                   (88,934)        (38,177)
                                                   ------------    ------------

          Total other expense                           (87,707)        (35,516)
                                                   ------------    ------------

          Net loss                                 $ (1,904,362)   $   (840,870)
                                                   ------------    ------------
                                                   ------------    ------------
Net loss per share of common stock:
     Basic                                         $       (.17)   $       (.12)
                                                   ------------    ------------
                                                   ------------    ------------
Weighted average shares outstanding:
     Basic                                           11,238,400       7,086,167
                                                   ------------    ------------
                                                   ------------    ------------

        The accompanying notes are an integral part of these statements.

                         Futuretrak International, Inc.

                   STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)

             For the Period from Inception Through December 31, 1998

                                     Common Stock        Additional
                                     ------------          Paid-In      Accumulated
                                 Shares     Amount         Capital         Deficit         Total
                                 ------     ------         -------         -------         -----
Balance, January 24, 1996         1,000   $       500    $     9,500    $              $    10,000

Net loss                             --            --             --       (267,309)      (267,309)
                             ----------   -----------    -----------    -----------    -----------

Balance, December 31,
 1996                             1,000           500          9,500       (267,309)      (257,309)

Net loss for 1997                    --            --             --       (840,871)      (840,871)

Stock split                     999,000           999           (999)            --             --

Adjustment in par
 $.50 to $.001                       --          (499)           499             --             --

Offering cost                        --            --       (100,000)            --       (100,000)

Issuance of common
 stock                       10,030,000        10,030        969,970             --        980,000

Conversion                           --            --        100,000             --        100,000
                             ----------   -----------    -----------    -----------    -----------

Balance, December 31,
 1997                        11,030,000        11,030        978,970     (1,108,180)      (118,180)

Net loss for 1998                    --            --             --     (1,904,362)    (1,904,362)

Issuance of common
 stock                          818,563           819        393,072             --        393,891

Conversion of debentures        308,235           308        124,692             --        125,000

Forgiveness of debt
 by a related party                  --            --        429,851             --        429,851

Balance, December 31,
 1998                        12,156,798   $    12,157    $ 1,926,585    $(3,012,542)   $(1,073,800)

         The accompanying notes are an integral part of this statement.

                         Futuretrak International, Inc.

                            STATEMENTS OF CASH FLOWS

                        For the Years Ended December 31,

                                                                    1998           1997
                                                                -----------    -----------
Cash flows from operating activities                            $(1,904,362)   $  (840,757)
         Net loss
         Adjustments to reconcile net loss to net cash
           used in operating activities:
              Inventory/reserve                                      25,850             --
              Depreciation expense                                   37,440         14,331
              Provision for bad debts                               119,162             --
              Common stock issued for services                      139,650         30,000
         (Increase) decrease in operating assets
              Security Deposits                                          --           (875)
              Accounts/notes receivable                              (5,333)       (19,238)
              Inventory                                             142,328       (185,892)
              Prepaid expenses and other current assets              11,977        (20,130)
         Increase (decrease) in operating liabilities
              Accounts payable                                      234,719        (10,670)
              Accrued interest included in notes payable             23,024             --
              Accrued expenses                                      282,468          1,957
                                                                -----------    -----------
                    Total adjustments                             1,011,285       (190,631)
                                                                -----------    -----------

                    Net cash used in operating activities          (893,077)    (1,031,274)

         Cash flows from investing activities
              Purchases of property and equipment                   (24,237)       (93,131)
                                                                -----------    -----------
                    Net cash used in investing activities           (24,237)       (93,131)
                                                                -----------    -----------

         Cash flows from financing activities
              Proceeds from notes payable                           475,259        121,280
              Proceeds from sale of debentures                      125,000             --
              Proceeds from sale of Common Stock                    254,240      1,000,000
              Net repayments on lease obligation                         --         (3,818)
              Advances from parent company                               --        429,851
              Repayments to parent company                               --       (100,000)
              Offering costs paid                                        --       (150,000)
              Gross payments on note payable                        (93,577)          (885)
                                                                -----------    -----------
                    Net cash provided by financing activities       760,922      1,296,428
                                                                -----------    -----------

         Net (decrease) increase in cash                           (156,392)       172,023

         Cash, beginning of year                                    181,966          9,943
                                                                -----------    -----------

         Cash, end of year                                      $    25,574    $   181,966
                                                                -----------    -----------
                                                                -----------    -----------

                                                                     (continued)

                         Futuretrak International, Inc.

                        For the Years Ended December 31,

                                                                    1998           1997
                                                                -----------    -----------
Supplemental disclosure of cash flow information
         Cash paid during the period for:
              Interest                                          $    90,802    $    42,996
                                                                -----------    -----------
                                                                -----------    -----------
Supplemental disclosure of non-cash transactions
         Common stock issued for services                       $   139,650    $    30,000
                                                                -----------    -----------
                                                                -----------    -----------
         Conversion of debentures                               $   125,000    $   100,000
                                                                -----------    -----------
                                                                -----------    -----------


        The accompanying notes are an integral part of these statements.

                         Futuretrak International, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 1998 and 1997

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      ORGANIZATION ON NATURE OF BUSINESS

      The Company is in the business of providing mobile satellite antennas to the yachting industry, allowing the yachts to receive satellite transmissions while at sea. Beginning in fiscal 1999, the Company will also provide wiring infrastructure to multi housing communities, which enables the tenants to obtain Direct TV and high speed internet access.

      Futuretrak International, Inc. (the "Company"), was incorporated on January 24, 1996, under the name Future Vision. On June 16, 1997, the Company amended its articles of incorporation and changed its name to Futuretrak International, Inc. On May 5, 1997, 90% or 9,000,000 shares of the outstanding stock was purchased from the existing shareholders by World Vision Entertainment, Inc. On July 15, 1998, Palm Bay Capital, Inc. purchased 7,000,000 shares from World Vision Entertainment, See further detail of this transaction at Note F.

      INVENTORY

      Inventory, consisting of Raw materials and Finished Goods, is stated at the lower of cost (Average Cost basis) or market.

      DEPRECIATION

      Property and equipment are stated at cost, net of accumulated depreciation. Depreciation for financial reporting purposes is computed by using the straight-line method over the estimated useful life of the related assets, which are as follows:

                                                     Years
                                                     -----

           Computer equipment                        3 - 5
           Office equipment                              5
           Furniture and fixtures                        7

                                                                     (continued)

                         Futuretrak International, Inc.

                           December 31, 1998 and 1997

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

      For income tax purposes, accelerated methods of depreciation are generally used. Deferred income taxes are provided for the difference between depreciation expense for tax and financial reporting purposes.

      INCOME TAXES

      The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recorded based on the difference between the tax basis of assets and liabilities and their carrying amounts for financial reporting purposes. In addition, the current or deferred tax consequences of a transaction are measured by applying the provisions of enacted tax laws to determine the amount of taxes payable currently or in future years.

      ESTIMATES

      In preparing financial statements in accordance with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts and disclosures of assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      RECLASSIFICATIONS

      Certain reclassifications have been made to the 1997 amounts to conform to the 1998 presentation.

      EARNINGS PER SHARE

      The Company adopted Financial Accounting Standards No. 128 (FAS 128), "Earnings Per Share" in 1997. FAS 128 requires dual presentation of basic and diluted earnings per share on the face of the income statement as well as the restatement of prior periods presented.

      Basic net earnings per share equals net earnings divided by the weighted average shares outstanding during the year. Dilutive EPS has not been presented because common stock equivalents would be anti-dilutive in 1998.

                         Futuretrak International, Inc.

                           December 31, 1998 and 1997

NOTE B - GOING CONCERN

      The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has sustained substantial losses from operations since inception which has resulted in a deterioration in the Company's financial position. In addition, the Company is delinquent in paying its fourth quarter Federal payroll taxes which amounts to approximately $23,000.

      The recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon commencement of successful operations of the Company, which in turn is dependent upon the Company's ability to finance its future operations. The financial statements do not include any adjustments. relating to the recoverability and classification of recorded assets and liability amounts which might result from the above uncertainties.

      The Company has and will continue to take a number of steps to reduce its operating losses. The Company will continue to increase its efforts in marketing Direct TV, real time financial data, weather center information and high speed internet and telephony solutions focused on its two niche markets, yachts and RV's and multi housing communities.

      Management believes that a result of the action stated above, the Company can continue in existence for the next twelve months; however, there is no assurance that such action will be consummated or will eliminate the Company's need for additional capital.

NOTE C - INVENTORIES

      Inventories consist of the following at December 31:

                                                      1998         1997

           Raw materials                            $ 61,466     $129,866
           Finished goods                                 --       99,779

                Total                               $ 61,466     $229,645

                         Futuretrak International, Inc.

                           December 31, 1998 and 1997

NOTE D - PROPERTY AND EQUIPMENT

Property and equipment at December 31, 1998 and 1997 consist of the following:

                                                      1998         1997
                                                    --------     --------

      Office and computer equipment                 $ 44,022     $ 23,992
      Furniture and fixtures                           3,207        1,117
      Show displays and equipment                     83,997       81,880
      Leasehold improvements                           2,415        2,415

                                                     133,641      109,404

      Less: Accumulated depreciation                 (56,478)     (19,039)

                                                    $ 77,163     $ 90,365
                                                    --------     --------
                                                    --------     --------

NOTE E - INCOME TAXES

      The Company has available at December 31, 1998, net operating losses of $3,000,000, which may be applied against future taxable income. The net losses expire in 2011 - 2018. A deferred tax asset in the amount of $988,000 and $327,938 in 1998 and 1997, respectively, which would be recognized in accordance with the provisions of FASB 109, was reduced by a valuation allowance equal to the deferred tax asset of $1,000,000 and $328,000 in 1998 and 1997, respectively.

NOTE F - RELATED PARTY TRANSACTIONS

      During 1998, World Vision Entertainment (WVE) sold 7,000,000 of the 9,000,000 shares of Futuretrak that they owned to Palm Bay Capital, Inc., which was funded by means of loans from Steve Remondini and William Tessaro, President and Chief Technical Officer, respectively, and Larry Schwartz, shareholder. Subsequent to the purchase, 6,000,000 of the shares were distributed to the three individuals mentioned above. Palm Bay Capital currently owns 1,000,000 shares.

      As a result of the sale of shares from WVE to Palm Bay Capital, WVE forgave a note in the amount of $429,851 from Futuretrak. Since WVE was a major shareholder, this forgiveness of debt was recorded as additional paid in capital.

      Futuretrak owes $163,000 and $395,000, to two financial institutions which are both owned by Larry Schwartz a shareholder of Futuretrak.

                         Futuretrak International, Inc.

                           December 31, 1998 and 1997

NOTE G - NOTES PAYABLE

      The following is a summary of Notes Payable at December 31, 1998 and 1997:

                                                            1998       1997
                                                          --------   --------
      Unsecured note payable, to a financial
      institution dated September 11, 1996 with
      monthly payments of $10,402 including interest
      at the rate of 12% per annum. Matures January
      2003.                                               $395,000   $196,051

      Line of credit, Barnett Bank of Broward County,
      NA, dated August 2, 1996, in the original
      amount of $25,000, with interest payable
      monthly at the rate of 2.5% over the bank's rate,
      secured by all inventory, chattel paper, accounts
      equipment and general intangibles. This note is
      due on demand.                                            --     24,985

      Unsecured note payable, to a financial
      institution, dated June 12, 1998 with monthly
      payments of $4,292 including interest at a rate
      of 12%. Matures January 2003.                        163,000         --

      Noninterest bearing, unsecured note payable to
      a former shareholder, due upon demand.                 5,000         --
                                                          --------   --------

                                                           563,000    221,036

               Less: current portion                       105,424    221,036
                                                          --------   --------
                                                          $457,576   $     --
                                                          --------   --------
                                                          --------   --------

NOTE H - DUE TO OFFICERS - STOCKHOLDERS

      On August, 1, 1998, an officer of the Company loaned the Company $140,100. The note is non-interest bearing and is due upon demand. The Company intends to pay the note in full during 1999.

                         Futuretrak International, Inc.

                           December 31, 1998 and 1997

NOTE I - COMMITMENTS

      LEASES

      The Company occupies 2,300 square feet of office and warehouse space in Pompano Beach, Florida under a noncancelable lease which expires in January, 2000. Lease expense for the years ended December 31, 1998 and 1997 was $28,384 and $29,028, respectively.

      On February 12, 1997, the Company entered into an operating lease with American Business Credit Corp., which expires January 12, 2001. Also, on February 16, 1998, the Company entered into an operating lease with Hewlett Packard, which expires January, 1999. The lease expense combined, for the years ended December 31, 1998 and 1997 was $13,906 and $1,864, respectively.

      The Company's future minimum operating lease commitments are as follows:

                                                Amount
                                                ------

           1999                               $ 32,026
           2000                                  5,634
           2001                                    419
                                              --------
           Total                              $ 38,079
                                              --------
                                              --------

      EMPLOYMENT AGREEMENTS

      The Company has entered into employment agreements with four of its executive officers for an initial period of five years, and year to year thereafter unless either party gives 180 days written notice not to renew the agreement. The agreements provide that if the employee is terminated after change in control of the Company, the employee is to receive the larger of (1) three years base salary, or (2) the base salary due to employee for the remaining term of the agreement, or (3) an amount equal to two times the largest total of the bonuses previously paid in any one year by the Company to the employee.

                                                                     (continued)

                         Futuretrak International, Inc.

                           December 31, 1998 and 1997

NOTE I - COMMITMENTS - Continued

      CONSULTING AGREEMENT

      On January 15, 1997, the Company entered into an agreement with a financial institution for consulting services in financial matters and dealings on behalf of the Company. The Company agreed to pay $3,000 per month beginning February 1, 1997, $4,000 per month beginning February 1, 1998, and $5,000 per month beginning February 1, 1999 for each of the following 12 months. Future minimum commitments as of December 31, 1998 are as follows:

                    1999              $ 59,000
                    2000              $  5,000

      The agreement is for a period of three years and shall be automatically renewed for a similar term unless either party delivers to the other party
      (30) days notice prior to the termination date.

NOTE J - STOCKHOLDERS EQUITY

      On August 14, 1997, each share of common stock currently outstanding was split into ten thousand (10,000) shares of common stock, or an increase of nine hundred and ninety nine thousand (999,000) shares. Par value per share was adjusted from $.50 to $.001 as a result of the forward split.

      On August 14, 1997, the Company issued 9,000,000 shares of common stock as part of a shareholder purchase/merger agreement. Costs associated with the issuance totaled $50,000.

      In 1997, the Company issued one million (1,000,000) shares of common stock for cash in completion of an offering memorandum dated August 25, 1997, at $1.000 per share, or $1,000,000, less offering costs of $100,000, or a net of $900,000.

      During 1997, Notes Payable, Stockholders for $100,000 was converted to additional paid in capital.

      On December 19, 1997, the Company issued thirty thousand (30,000) shares of common stock for services performed which was valued at $1.00 per share, or $30,000.

      During 1998, debentures in the amount of $125,000 were converted into 308,235 shares of common stock.

                         Futuretrak International, Inc.

                           December 31, 1998 and 1997

NOTE K - SUBSEQUENT EVENTS

      In January, 1999, Futuretrak entered into an agreement to purchase the assets of Satellite Technology, Inc. (STI), a former distributor/dealer, for Futuretrak. STI is a distributor of satellite space scanners and antenna control units. The agreement included the issuance of 200,000 shares of Futuretrak common stock and promissory note in the amount of $160,347 for the assets of STI. The note bears interest at a rate of prime plus 2%, with monthly principal payments of $20,049 beginning no later than May 5, 1999 (unless additional funding becomes available sooner to the maker after the contemplated 504D, in which case the first payment shall be due within 15 days of the date such funds become available). The note shall mature, and any remaining principle and accrued but unpaid interest shall be due and payable on January 5, 2000.

      On January 11, 1999, the Company amended its Articles of Incorporation to increase the authorized shares from 50,000,000 to 100,000,000 shares.

NOTE L - SUBSEQUENT EVENT - STOCK ISSUANCE

      On March 15, 1999, the Company issued 22,607,000 shares of common stock to four officers in exchange for promissory notes of $1,808,560. The notes are collateralized by officers employment agreements.

NOTE M - YEAR 2000

      The Year 2000 issue relates to limitations in computer systems and applications that may prevent proper recognition of the Year 2000. The potential effect of the Year 2000 issue on the Company its business partners will not be fully determinable until the Year 2000 and thereafter. If Year 2000 modifications are not properly completed either by the Company or entities with which the Company conducts business, the Company's revenues and financial condition could be adversely impacted.

                         FUTURETRAK INTERNATIONAL, INC.
                                  BALANCE SHEET
                                  JUNE 30, 1999
                             PREPARED BY MANAGEMENT
                                    UNAUDITED

                                                                          June 30, 1999
                                                                          -------------
                                     ASSETS
CURRENT ASSETS
   Cash                                                                    $   (10,413)
   Accounts Receivable - Net of Reserve ($19,162)                               27,920
   Inventory                                                                    63,427
   Retainer - Legal                                                                120
                                                                           -----------
          TOTAL CURRENT ASSETS                                                  81,053
FIXED ASSETS
   Furniture & Fixtures                                                         16,571
   Computer Equipment                                                           46,056
   Leasehold Improvement                                                         2,415
   Show Displays & Equipment                                                    86,064
   Research & Development                                                       15,250
   Accumulated Depreciation                                                    (56,478)
          NET FIXED ASSETS                                                     109,879
                                                                           -----------
OTHER ASSETS
   Note Receivable - Officers - Stock Purchase                               1,808,560
   Advances - Officers & Employees                                              52,133
   Due from Subsidiaries & Celerity                                             25,406
   Prepaid Expenses                                                              1,991
   Deposits                                                                      1,400
          TOTAL OTHER ASSETS                                                 1,889,490
                                                                           -----------
TOTAL ASSETS                                                               $ 2,080,422
                                                                           ===========

                        LIABILITIES & STOCKHOLDERS EQUITY
CURRENT LIABILITIES
   Accounts Payable                                                        $   507,616
   Accrued Expenses                                                             63,024
                                                                           -----------
          TOTAL CURRENT LIABILITIES                                            570,640
LONG TERM LIABILITIES
   Notes Payable - 1st Capital                                                 374,199
   Notes Payable - 1st Consolidated                                            163,000
   Bridge Financing                                                             92,475
   Notes Payable - STI Asset Purchase                                          160,347
   Notes Payable - Stockholders                                                179,600
   Accrued Payroll                                                             697,798
          TOTAL LONG TERM LIABILITIES                                        1,667,419
                                                                           -----------
STOCKHOLDERS EQUITY
   Preferred Stock $0.001 Par Value, Authorized 5,000,000 Shares,
      Issued and Outstanding, None, at June 30, 1999                                 0
   Common Stock $0.001 Par Value, Authorized 50,000,000 Shares
      Issued and Outstanding, 9,450,525 (post split) at June 30, 1999            9,451
   Additional Paid in Capital                                                4,238,350
   Accumulated Deficit                                                      (3,012,542)
   Current Earnings (Loss)                                                  (1,392,896)
                                                                           -----------
          TOTAL STOCKHOLDERS EQUITY                                           (157,637)
                                                                           -----------
TOTAL LIABILITIES & STOCKHOLDERS EQUITY                                    $ 2,080,422
                                                                           ===========

                         FUTURETRAK INTERNATIONAL, INC.
                             STATEMENT OF OPERATIONS
                      FOR THE 6 MONTHS ENDED JUNE 30, 1999
                             PREPARED BY MANAGEMENT
                                    UNAUDITED

                                                                   June 30, 1999
                                                                   -------------
Revenue:
   Unit Sales                                                       $    99,457
                                                                    -----------

   Total Revenue:                                                        99,457

Cost of Sales:
   Unit Production                                                      177,867
                                                                    -----------

   Total Costs of Sales                                                 177,867

Gross Profit                                                            (78,411)
                                                                    -----------
Expenses

   Marketing & Sales                                                     67,586
   Human Resources                                                      675,587
   General & Administrative                                             571,337
   Reserve for Bad Debts                                                      0
                                                                    -----------
   Total Expenses                                                     1,314,510
                                                                    -----------

Net Income before Extraordinary Items                                (1,392,921)
                                                                    -----------

   Other Income                                                              25
   Depreciation                                                               0

Net Income (Loss)                                                   $(1,392,896)
                                                                    -----------

                         FUTURETRAK INTERNATIONAL, INC.
                             STATEMENT OF CASH FLOWS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1999
                             PREPARED BY MANAGEMENT
                                    UNAUDITED

                                                                 June 30, 1999
                                                                 -------------
Cash Flows From Operating Activities
   Net Loss                                                      $(1,392,896)

   Adjustments to Reconcile Net Loss to Net Cash Used in
   Operating Activities

   Depreciation                                                            0

   Changes In Assets & Liabilities
      (Increase)/Decrease In Accounts Receivable                      (1,093)
      (Increase)/Decrease In Inventory                                (1,961)
      (Increase)/Decrease In Other Current Assets                      6,304
      (Increase)/Decrease In Prepaid Expenses                              0
      (Increase)/Decrease in Deposits                                   (900)
      (Increase)/Decrease In Employee Advances                       (42,488)
      Increase/(Decrease) In Accounts Payable                        211,749
      Increase/(Decrease) In Accrued Officers Payroll                436,666
      Increase/(Decrease) In Accrued Expenses                         39,731
                                                                 -----------
   Total Adjustments                                                 648,009
                                                                 -----------

Net Cash Used In Operating Activities                               (744,887)

Cash Flows From Investing Activities
      Fixed Asset Purchases                                          (32,715)
      Due from Celerity & Subsidiaries                               (25,406)
      Loan Rec. - Officers Stock Purchases                        (1,808,560)
                                                                 -----------
   Net Cash Used In Investing Activities                          (1,866,681)

   Cash Flows From Financing Activities
      Proceeds from Sale of Common Stock                           2,309,059
      Borrowing/(Repayments) on 1st Capital Loan Obligation          (20,801)
      Loan - STI Asset Purchase                                      160,347
      Bridge Financing                                                92,475
      Loan Proceeds from Officers                                     34,500
                                                                 -----------
   Net Cash Used In Financing Activities                           2,575,580
                                                                 -----------

   Increase(Decrease) In Cash and Cash Equivalents                   (35,988)

   Cash and Cash Equivalents, Beginning of Period                     25,574
                                                                 -----------

   Cash and Cash Equivalents, End of Period                          (10,414)
                                                                 ===========